Exhibit 99(a)

Contacts:     James Mahoney               Investor:  Thomas R. Rice
              (617) 346-5472                         (617) 346-0148

                              FLEET FINANCIAL GROUP
                      14% EARNINGS INCREASE TO $401 MILLION
                  $1.5 BILLION COMMON STOCK BUYBACK AUTHORIZED
                              10% DIVIDEND INCREASE


     Boston, Massachusetts, October 21, 1998: Fleet Financial Group, Inc. (FLT-NYSE) today reported net income of $401 million, or $.66 per diluted share, for the third quarter of 1998, a 14% increase compared with $352 million, or $.60 per diluted share, earned in the third quarter of 1997. Return on assets and return on common equity for the third quarter of 1998 were 1.60% and 18.56%, respectively. All earnings per share amounts have been adjusted to reflect a two-for-one common stock split which was effective October 7, 1998.

     Operating earnings for the first nine months of 1998 were $1.16 billion, or $1.91 per diluted share, a 12% increase compared with $1.03 billion, or $1.73 per diluted share for the first nine months of 1997. Year-to-date return on assets and return on common equity were 1.60% and 18.60%, respectively. Net income for the first nine months of 1998 was $1.12 billion including charges related to the acquisitions of Quick & Reilly and the credit card operations of Advanta.

     "We had another outstanding quarter achieving record earnings, " said Terrence Murray, chairman and chief executive officer of Fleet Financial Group. "During a period of unparalleled turbulence in the financial markets, Fleet's formula of providing traditional banking and related financial services to consumers in the northeast and corporations domestically has served our shareholders well."

     "We have focused our efforts on meeting the needs of our region and stayed with businesses we know well," Mr. Murray continued. "This disciplined business approach has led to consistently strong financial performance while supporting the vibrancy of our regional economies, and contributed to the financial health of our local communities."

     "We are pleased to be able to share these strong results with our shareholders in the form of an increase in our common dividend to $.27 per quarter which was approved today by Fleet's board of directors," Mr. Murray added.

     In addition, Fleet today announced its intention to repurchase up to $1.5 billion of its common stock from time to time as market conditions permit.

     Robert Higgins, president and chief operating officer, elaborated on the accomplishments in the quarter, "Our credit quality remains superb. Fleet's adherence to prudent credit standards has served us well despite extremely volatile global financial markets. Our financial strength allowed us to serve our customers' credit needs, resulting in loan growth of 7%, while avoiding the headline financial issues that other entities are experiencing. Less than one-half of one percent of Fleet's assets are overseas with exposures limited to short term trade financing."

     Asset quality continued the strong positive trend over the past years. Nonperforming assets decreased nearly $50 million in the past quarter to $289 million at the end of the third quarter or just .42% of total loans. This marks the Corporation's eighth consecutive quarter of decreasing levels of nonperforming assets. Net charge-offs and the provision for credit losses were both $120 million in the quarter. The reserve for loan losses is $1.55 billion at September 30, 1998 and represents 2.28% of loans and almost 570% coverage of nonperforming loans.

Financial Highlights - Revenues increase $260 million or 17% since last year

     Net interest income totaled $979 million during the third quarter of 1998, up $35 million from the third quarter of 1997. The increase is principally attributable to the acquisition of Advanta in the first quarter and the growth of $8.6 billion in Fleet's earning assets. The Corporation reported a net interest margin of 4.58%. Net interest income for the first nine months of 1998 was $2.9 billion, an increase of $103 million over the same period in 1997.

     Noninterest income in the third quarter totaled $843 million, an increase of $224 million, or 36%, from the same period in 1997. Investment services revenue increased 18% to $210 million in the third quarter, driven by the acquisitions of Quick & Reilly and Columbia Management Co. Processing-related revenue increased 28% to $129 million in the third quarter primarily related to strong mortgage production driven by a low mortgage-rate environment as well as increased servicing by the student loan and health care units. Credit card revenue increased $101 million over the prior year's third quarter, which is attributable to the Advanta acquisition. For the first nine months of 1998, noninterest income totaled $2.3 billion, an increase of 28% over the $1.8 billion earned in the comparable period in 1997. This increase was driven by the acquisition of Advanta, which has added $255 million of revenue, and strong growth in investment services and capital markets revenues.

     Noninterest expense in the third quarter of 1998 increased $169 million from the third quarter of 1997 to $1.0 billion, primarily the result of the acquisitions of Advanta and Columbia. Employee compensation and benefits increased due to investments in two businesses that strengthen our future revenue potential, increases in commissions expense related to increase mortgage production at Fleet Mortgage as well as the acquisitions of Advanta and Columbia. The Company reported an efficiency ratio of 56.7%. Noninterest expense for the first nine months of 1998 amounted to $3.0 billion compared to $2.6 billion for the same period in 1997, as Advanta has incrementally added almost $230 million of expense.

     Total assets at September 30, 1998 were $99.5 billion, including total loans of $68.2 billion, compared with $88.1 billion of total assets and $60.5 billion of loans at September 30, 1997. Stockholders' equity amounted to $9.2 billion at September 30, 1998.

                                                         FLEET FINANCIAL GROUP
                                                          FINANCIAL HIGHLIGHTS

                                                               THREE MONTHS ENDED                       NINE MONTHS ENDED

                                                  September 30,     June 30,    September 30,    September 30,     September 30,
                                                      1998            1998          1997           1998 (a)           1997

For the Period ($ in millions)
Net income (operating basis)                      $     401      $     393       $   352         $  1,161         $    1,033
Total Revenue                                         1,822          1,790         1,563            5,246              4,627
Total Expense                                         1,042          1,017           873            2,984              2,647
Provision for credit losses                             120            118            85              330                233

Per Common Share (b)
Basic earnings per share                          $    0.68      $    0.67       $  0.62         $   1.98         $     1.78
Diluted earnings per share                             0.66           0.65          0.60             1.91               1.73
Market value (period-end)                             36.72          41.75         32.78            36.72              32.78
Cash dividends declared                               0.245          0.245         0.225            0.735              0.675
Book value (period-end)                               14.95          14.39         12.46            14.95              12.46

At Quarter End ($ in billions)
Assets                                            $    99.5      $   100.7       $  88.1         $   99.5         $     88.1
Loans                                                  68.2           66.8          60.5             68.2               60.5
Deposits                                               66.0           67.0          62.9             66.0               62.9
Total stockholders' equity                              9.2            8.9           7.6              9.2                7.6

Operating Ratios
Return on average assets                               1.60%          1.59%         1.62%            1.60%              1.60%
Return on common equity                               18.56          18.97         19.99            18.60              19.77
Net interest margin                                    4.58           4.60          5.03             4.64               5.03
Efficiency ratio (c)                                   56.7           56.8          55.9             56.7               57.2
Total equity/assets (period-end)                        9.2            8.8           8.6              9.2                8.6
Tier 1 risk-based capital ratio                         6.9            6.8           7.2              6.9                7.2
Total risk-based capital ratio                         11.2           11.0          10.7             11.2               10.7

Asset Quality ($ in millions)
Nonperforming assets                              $     289     $      337      $    479         $    289      $         479
Reserve for credit losses                             1,552          1,551         1,432            1,552              1,432
Nonperforming assets as a % of loans                   0.42%          0.50%         0.79%            0.42%              0.79%
Nonperforming assets as a % of total assets            0.29           0.33          0.54             0.29               0.54
Reserve for credit losses to period-end loans          2.28           2.32          2.37             2.28               2.37
Reserve for credit losses to nonperforming loans        566            491           315              566                315
Net charge-offs/average loans                          0.70           0.71          0.62             0.67               0.64


(a)  Excludes  merger-related  charges  of $44  million (post tax) for  the nine
     months  ended  September  30,  1998.  Including   merger-related   charges,
     financial data and ratios were as follows:


                                                                                                 Nine Months
                                                                                                   Ended
                                                                                            September 30, 1998

Net Income                                                                                     $       1,117
Total Expense                                                                                          3,057
Basic earnings per share                                                                                1.90
Diluted earnings per share                                                                              1.84
Return on average assets                                                                                1.54%
Return on common equity                                                                                17.87

(b) All common share data for all periods presented reflects the two-for-one common stock split which was effective October 7, 1998.

(c) The efficiency ratio for the three months and nine months ended September 30, 1998 excludes $20 million of securities gains and $20 million of branch reconfiguration charges. The nine months ended September 30, 1998 also excludes merger-related charges recorded in the first quarter of 1998.

                                                                           FLEET FINANCIAL GROUP
                                                                      CONSOLIDATED INCOME STATEMENTS
                                                                              ($ in millions)


                                                                    THREE MONTHS ENDED                    NINE MONTHS ENDED

                                                         September 30,  June 30,   September 30,    September 30,    September 30,
                                                            1998          1998        1997              1998             1997

Net interest income (FTE)                                $   979      $   981      $    944        $    2,898      $    2,795
Provision for credit losses                                  120          118            85               330             233
                                                             ---          ---            --               ---             ---
   Net interest income after provision                       859          863           859             2,568           2,562
                                                             ---          ---           ---             -----           -----
Noninterest income:
   Investment services revenue                               210          220           178               631             513
   Banking fees and commissions                              197          182           180               556             532
   Processing-related revenue                                129          126           101               315             372
   Capital markets revenue                                   124          107           103               369             239
   Credit card revenue                                       117           98            16               271              45
   Other                                                      66           76            41               206             131
                                                              --           --            --               ---             ---
     Total noninterest income                                843          809           619             2,348           1,832
                                                             ---          ---           ---             -----           -----
Noninterest expense:
   Employee compensation and benefits                        489          482           428             1,415           1,330
   Equipment                                                  77           74            81               231             236
   Occupancy                                                  75           75            74               224             220
   Intangible asset amortization                              58           59            43               167             125
   Other                                                     343          327           247               947             736
                                                             ---          ---           ---               ---             ---
     Total noninterest expense                             1,042        1,017           873             2,984           2,647
                                                           -----        -----           ---             -----           -----
Gains on sales of business units, net of charges               -           -             -                 -              20
Earnings before income taxes and merger-related charges      660          655           605             1,932           1,767
Income taxes and tax-equivalent adjustment                   259          262           253               771             734
                                                             ---          ---           ---               ---             ---
Operating earnings before merger-related charges             401          393           352             1,161           1,033
Merger-related charges, net of tax                             -            -             -                44               -
                                                           -----        -----         -----             -----           -----
                                                                                                           --
Net Income                                               $   401      $   393      $    352         $   1,117       $   1,033
                                                         =======      =======      ========         =========       =========


Basic earnings per share, excluding
  merger-related charge                                  $  0.68      $  0.67      $   0.62         $    1.98       $    1.78
Diluted earnings per share, excluding
  merger-related charges                                    0.66         0.65          0.60              1.91            1.73
Basic earnings per share                                    0.68         0.67          0.62              1.90            1.78
Diluted earnings per share                                  0.66         0.65          0.60              1.84            1.73


                                                        FLEET FINANCIAL GROUP
                                                     CONSOLIDATED BALANCE SHEETS
                                                           ($ in millions)



                                                    September 30,    June 30,     September 30,
                                                       1998           1998            1997

ASSETS:
Cash and equivalents                             $     4,759     $    6,067      $    6,649
Securities                                            10,227         11,293           8,770
Loans                                                 68,205         66,754          60,494
Reserve for credit losses                             (1,552)        (1,551)         (1,432)
Due from brokers/dealers                               3,248          3,885           2,772
Mortgages held for resale                              2,638          2,875           1,396
Other assets                                          11,954         11,390           9,456
                                                      ------         ------           -----
Total assets                                     $    99,479     $  100,713      $   88,105
                                                 ===========     ==========      ==========

LIABILITIES:
Deposits                                         $    65,955    $    66,992     $    62,907
Short-term borrowings                                  9,435         11,147           7,086
Due to brokers/dealers                                 4,307          4,983           3,415
Long-term debt                                         7,368          5,654           4,459
Other liabilities                                      3,239          3,076           2,622
                                                       -----          -----           -----
Total liabilities                                     90,304         91,852          80,489
                                                      ======         ======          ======

STOCKHOLDERS' EQUITY:
Preferred stock                                          691            691             835
Common stock                                           8,484          8,170           6,781
                                                       -----          -----           -----
Total stockholders' equity                             9,175          8,861           7,616
                                                       -----          -----           -----
Total liabilities and stockholders' equity       $    99,479     $  100,713      $   88,105
                                                 ===========     ==========      ==========


                                                                      FLEET FINANCIAL GROUP
                                                              CONSOLIDATED AVERAGE BALANCE SHEETS
                                                                          ($ in millions)


                                                                           THREE MONTHS ENDED

                                                  September 30, 1998         June 30, 1998           September 30, 1997

                                                  Average                  Average                   Average
                                                  Balance       Rate       Balance        Rate       Balance       Rate

ASSETS:
Securities                                     $   10,010       6.62%    $  11,099        6.58%     $  8,690        6.78%
Loans                                              67,908       8.58        66,329        8.68        59,317        8.70
Mortgages held for resale                           3,064       7.08         2,513        7.26         1,222        7.47
Due from brokers/dealers                            3,380       5.25         4,482        4.55         2,772        5.34
Other earning assets                                1,076       4.59         1,018        3.82         2,618        6.60
                                                    -----       ----         -----        ----         -----        ----
   Total interest-earning assets                   85,438       8.11%       85,441        8.09%       74,619        8.26%
                                                   ------       ----        ------        ----        ------        ----
Reserve for credit losses                          (1,523)                  (1,527)                   (1,441)
Other assets                                       15,424                   15,233                    12,952
                                                   ------                   ------                    ------
Total assets                                   $   99,339                $  99,147                  $ 86,130
                                               ==========                =========                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                                     $   28,861       2.42%    $  28,557        2.40%     $ 27,325        2.23%
   Time                                            22,106       5.30        22,765        5.33        19,695        5.17
                                                   ------       ----        ------        ----        ------        ----
      Total interest-bearing deposits              50,967       3.67        51,322        3.70        47,020        3.46
                                                   ------       ----        ------        ----        ------        ----
Short-term borrowings                               9,051       5.04         9,005        4.77         5,877        4.83
Due to brokers/dealers                              4,350       5.00         5,167        4.62         3,415        4.80
Long-term debt                                      6,575       7.19         5,572        7.48         4,487        7.42
                                                    -----       ----         -----        ----         -----        ----
   Total interest-bearing liabilities          $   70,943       4.25%    $  71,066        4.20%     $ 60,799        3.96%
                                               ==========       ====     =========        ====      ========        ====

   Net interest spread                                          3.86%                     3.89%                     4.30%
-------------------------------------------------------------------------------------------------------------------------
Demand deposits and other noninterest-
  bearing time deposits                        $   16,157                $  16,283                  $ 15,475
Other liabilities                                   3,253                    3,064                     2,343
                                                    -----                    -----                     -----
Total liabilities                                  90,353                   90,413                    78,617
                                                   ------                   ------                    ------
Stockholders' equity                                8,986                    8,734                     7,513
                                                    -----                    -----                     -----
Total liabilities and stockholders' equity     $   99,339                $  99,147                  $ 86,130
                                               ==========                =========                  ========

Net interest margin                                             4.58%                     4.60%                     5.03%
-------------------------------------------------------------------------------------------------------------------------

                                                 FLEET FINANCIAL GROUP
                                         CONSOLIDATED AVERAGE BALANCE SHEETS
                                                  ($ in millions)


                                                                   NINE MONTHS ENDED

                                                      September 30, 1998       September 30, 1997


                                                     Average                 Average
                                                     Balance     Rate         Balance       Rate

ASSETS:
Securities                                       $   10,387       6.59%    $   8,533        6.72%
Loans                                                65,633       8.64        59,672        8.67
Mortgages held for resale                             2,410       7.17         1,449        7.67
Due from brokers/dealers                              3,869       4.94         2,673        4.78
Other earning assets                                  1,039       4.47         1,904        5.92
                                                      -----       ----         -----        ----
    Total interest-earning assets                    83,338       8.12%       74,231        8.22%
                                                     ------       ----        ------        ----
Reserve for credit losses                            (1,506)                  (1,462)
Other assets                                         14,969                   13,603
                                                     ------                   ------
Total assets                                     $   96,801                $  86,372
                                                 ==========                =========
------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
    Savings                                      $   28,288       2.40%    $  27,570        2.23%
    Time                                             22,016       5.32        20,134        5.13
                                                     ------       ----        ------        ----
      Total interest-bearing deposits                50,304       3.68        47,704        3.46
                                                     ------       ----        ------        ----
Short-term borrowings                                 8,331       4.90         5,012        4.58
Due to brokers/dealers                                4,693       4.81         3,175        4.53
Long-term debt                                        5,673       7.31         4,698        7.31
                                                      -----       ----         -----        ----
    Total interest-bearing liabilities           $   69,001       4.20%    $  60,589        3.90%
                                                 ==========       ====     =========        ====

    Net interest spread                                           3.92%                     4.32%
-------------------------------------------------------------------------------------------------
Demand deposits and other noninterest-
  bearing time deposits                          $   16,096                $  15,942
Other liabilities                                     2,942                    2,322
                                                      -----                    -----
Total liabilities                                    88,039                   78,853
                                                     ------                   ------
Stockholders' equity                                  8,762                    7,519
                                                      -----                    -----
Total liabilities and stockholders' equity       $   96,801                $  86,372
                                                 ==========                =========

Net interest margin                                               4.64%                     5.03%
-------------------------------------------------------------------------------------------------